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                                                                      Exhibit 11

                                 AES CORPORATION
                 STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE
                  FOR THE PERIODS ENDING JUNE 30, 2000 AND 1999
                                   (Unaudited)

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
                                                                        THREE MONTHS ENDED            SIX MONTHS ENDED
                                                          June 30, 2000    June 30, 1999    June 30, 2000    June 30, 1999
                                                          -------------    -------------    -------------    -------------
                                                                     ($ in millions, except per share amounts)
BASIC

Weighted average shares outstanding                            432.5            383.2             423.4             368.2
                                                             =======          =======           =======           =======
Income before extraordinary item                             $   111          $    71           $   292           $    58
Extraordinary Item                                                --               --                (7)               --
                                                             -------          -------           -------           -------
Net income                                                   $   111          $    71           $   285           $    58
                                                             =======          =======           =======           =======
Basic earnings per share before
  extraordinary item                                         $  0.26          $  0.19           $  0.69           $  0.16
Extraordinary item                                                --               --             (0.02)               --
                                                             -------          -------           -------           -------
Basic earnings per share                                     $  0.26          $  0.19           $  0.67           $  0.16
                                                             =======          =======           =======           =======
DILUTED

Weighted average number of shares of
  common stock outstanding                                     432.5            383.2             423.4             368.2

Net effect of dilutive stock options and warrants
  based on the treasury stock method using
  average market price                                          10.1              9.0              10.2               8.4

Stock units allocated to the deferred compensation
  plans for executives and directors                             0.6              0.6               0.5               0.6

Effect of tecons & convertible junior debentures-
  based on the if-converted method                              14.2             13.8              27.5                --
                                                             -------          -------           -------           -------
Weighted average shares outstanding                            457.4            406.6             461.6             377.2
                                                             =======          =======           =======           =======
Income before extraordinary item                             $   111          $    71           $   292           $    58
Additional contribution to net income if tecons and
  convertible junior debentures fully converted                    1                3                11                --
                                                             -------          -------           -------           -------
Adjusted net income before extraordinary item                    112               74               303                58
                                                             -------          -------           -------           -------
Extraordinary item                                                --               --                (7)               --
Adjusted net income                                          $   112          $    74           $   296           $    58
                                                             =======          =======           =======           =======
Diluted earnings per share before
  extraordinary item                                         $  0.25          $  0.18           $  0.66           $  0.16
Extraordinary item                                                --               --             (0.02)               --
                                                             -------          -------           -------           -------
Diluted earnings per share                                   $  0.25          $  0.18           $  0.64           $  0.16
                                                             =======          =======           =======           =======
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